UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE TIMKEN COMPANY

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

THE TIMKEN COMPANY

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF SHAREHOLDERS

On March 20, 2023, The Timken Company filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission relating to its Annual Meeting of Shareholders to be held on May 5, 2023. This supplement (the “Supplement”) should be read in conjunction with the Proxy Statement.

Proposal 5 of the Proxy Statement concerns the approval of amendments to our Amended Articles of Incorporation and Amended Regulations to reduce certain shareholder voting requirement thresholds (“Proposal 5”).

The Proxy Statement indicated that, because our Board has unanimously approved the proposed amendment to our Amended Articles of Incorporation, the affirmative vote of holders of at least a majority of our outstanding common shares would be necessary to approve Proposal 5. While this accurately reflects the general standard for amending our Amended Articles of Incorporation, upon further research into Ohio law, it appears that the vote required to amend our Articles of Incorporation to opt out of the default Ohio corporate law voting standard is the affirmative vote of at least two-thirds of our outstanding common shares. Accordingly, the purpose of this Supplement is to clarify that, for the avoidance of doubt, the affirmative vote of holders of at least two-thirds of our outstanding common shares will be necessary to approve the amendment to our Amended Articles of Incorporation as set forth in the Proxy Statement.

There are no supermajority vote requirements in our current Amended Regulations, and the shareholder approval requirement for amendments to our Amended Regulations is already the approval of the holders of a majority of our outstanding common shares. The proposed amendment to our Amended Regulations in Proposal 5 was meant only to clarify the language in the amendment provision. However, given that the proposed amendment to our Amended Regulations would only require the affirmative vote of at least a majority of our outstanding common shares and the proposed amendment to our Amended Articles of Incorporation would require the approval of at least two-thirds of our outstanding common shares, shareholders are no longer being asked to approve the proposed amendment to our Amended Regulations as set forth in Appendix C to the Proxy Statement. Accordingly, a vote FOR Proposal 5 will only be a vote in favor of the proposed amendment to our Amended Articles of Incorporation as set forth in Appendix B to the Proxy Statement.

Except as revised by the information contained herein, this Supplement does not revise or update any of the other information set forth in the Proxy Statement. This Supplement should be read in conjunction with the Proxy Statement. From and after the date of this Supplement, any references to the “Proxy Statement” are to the Proxy Statement as supplemented hereby.

If you have already submitted a proxy, your vote will count as submitted by you. If you have already submitted a proxy and wish to change your vote, please revoke your proxy by following the procedures described in the Proxy Statement and vote again. If you have not yet submitted a proxy, the Board of Directors urges you to vote by following the procedures described in the Proxy Statement.

This Supplement has been filed with the Securities and Exchange Commission and first made available to shareholders on  April 28, 2023.